Exhibit 99.1

HubSpot Reports Q3 2020 Results

CAMBRIDGE, MA (November 5, 2020) — HubSpot, Inc. (NYSE: HUBS), a leading customer relationship management (CRM) platform, today announced financial results for the third quarter ended September 30, 2020.

Financial Highlights:

Revenue

●	Total revenue was $228.4 million, up 32% compared to Q3'19.

oSubscription revenue was $221.1 million, up 32% compared to Q3'19.

oProfessional services and other revenue was $7.3 million, down 12% compared to Q3'19.

Operating Income (Loss)

●	GAAP operating margin was (6.8%), compared to (8.1%) in Q3'19.
●	Non-GAAP operating margin was 7.2%, compared to 6.1% in Q3'19.
●	GAAP operating loss was ($15.5) million, compared to ($14.1) million in Q3'19.
●	Non-GAAP operating income was $16.5 million, compared to $10.5 million in Q3'19.

Net Income (Loss)

●	GAAP net loss was ($22.5) million, or ($0.49) per basic and diluted share, compared to ($15.0) million, or ($0.35) per basic and diluted share in Q3'19.
●	Non-GAAP net income was $13.6 million, or $0.30 per basic and $0.28 per diluted share, compared to $12.3 million, or $0.29 per basic and $0.26 per diluted share in Q3'19.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 45.6 million, compared to 42.5 million basic and diluted shares in Q3'19.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 45.6 million and 49.0 million respectively, compared to 42.5 million and 47.9 million, respectively in Q3'19.

Balance Sheet and Cash Flow

●	The company’s cash, cash equivalents and investments balance was $1,228 million as of September 30, 2020.
●	During the third quarter, the company generated $38.7 million of operating cash flow, compared to $19.7 million generated during Q3'19.
●	During the third quarter, the company generated $25.3 million of free cash flow, compared to $6.7 million during Q3'19.

Additional Recent Business Highlights

●	Grew total customers to 95,634 at September 30, 2020 up 39% compared to September 30, 2019.
●	Total average subscription revenue per customer was $9,669 during the third quarter of 2020, down 3% compared to Q3'19.

“We’re happy that the tailwinds continued to strengthen last quarter for HubSpot,” said Brian Halligan, Chief Executive Officer. “The year is not over, but I believe the growth we’ve seen in the third quarter is both a sign of the ongoing digital transformation of the mid-market and a reflection of newly heightened expectations when it comes to how easy CRM platforms need to be to match rapidly changing times.”

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Business Outlook
Based on information available as of November 5, 2020, HubSpot is issuing guidance for the fourth quarter of 2020 and full year 2020 as indicated below.

Fourth Quarter 2020:

●	Total revenue is expected to be in the range of $235.0 million to $237.0 million.
●	Non-GAAP operating income is expected to be in the range of $13.0 million to $15.0 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.21 to $0.23. This assumes approximately 49.6 million weighted average diluted shares outstanding.

Full Year 2020:

●	Total revenue is expected to be in the range of $866.0 million to $868.0 million.
●	Non-GAAP operating income is expected to be in the range of $63.5 million to $65.5 million.
●	Non-GAAP net income per common share is expected to be in the range of $1.13 to $1.15. This assumes approximately 48.7 million weighted average diluted shares outstanding.

Our fourth quarter 2020 guidance and updated full year 2020 guidance factor in the heightened uncertainty caused by the COVID-19 pandemic based on the information available to us as of November 5, 2020, and we undertake no obligation to update after such date. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Thursday November 5, 2020, at 4:30 p.m. Eastern Time (ET) to discuss the company's second quarter financial results and its business outlook. To register for this conference call, please use this link or visit HubSpot’s Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial in details and a unique code for entry.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 8694405. An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform. Over 95,000 total customers in over 120 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter and full year 2020; statements regarding the impact of the COVID-19 pandemic and related

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economic conditions on our business and results of operations; and statements regarding our positioning for future growth and market leadership. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the impact of COVID-19 on our business, the broader economy, and our ability to forecast our future financial performance as a result of COVID-19; our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$124,895	$269,670
Short-term investments	1,059,615	691,834
Accounts receivable	94,122	92,517
Deferred commission expense	39,666	32,078
Prepaid expenses and other current assets	40,516	23,625
Total current assets	1,358,814	1,109,724
Long-term investments	43,550	53,776
Property and equipment, net	95,352	83,649
Capitalized software development costs, net	22,839	16,793
Right-of-use assets	278,825	234,390
Deferred commission expense, net of current portion	23,712	19,110
Other assets	11,719	9,824
Intangible assets, net	10,013	11,752
Goodwill	30,597	30,250
Total assets	$1,875,421	$1,569,268
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,116	$12,842
Accrued compensation costs	40,079	26,318
Accrued expenses and other current liabilities	31,891	28,686
Operating lease liabilities	30,252	23,613
Deferred revenue	256,034	231,030
Total current liabilities	372,372	322,489
Operating lease liabilities, net of current portion	283,373	244,216
Deferred revenue, net of current portion	3,082	3,058
Other long-term liabilities	9,682	8,983
Convertible senior notes	474,048	340,564
Total liabilities	1,142,557	919,310
Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	1,198,332	1,048,380
Accumulated other comprehensive loss	2,231	(336)
Accumulated deficit	(467,745)	(398,130)
Total stockholders’ equity	732,864	649,958
Total liabilities and stockholders’ equity	$1,875,421	$1,569,268

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Subscription	$221,058	$167,078	$608,702	$467,180
Professional services and other	7,327	6,543	22,259	21,494
Total revenue	228,385	173,621	630,961	488,674
Cost of revenues:
Subscription	33,181	25,671	93,316	70,550
Professional services and other	9,422	7,592	26,348	23,433
Total cost of revenues	42,603	33,263	119,664	93,983
Gross profit	185,782	140,358	511,297	394,691
Operating expenses:
Research and development	54,456	39,847	150,026	115,480
Sales and marketing	119,299	91,283	324,230	250,267
General and administrative	27,488	23,300	80,228	67,777
Total operating expenses	201,243	154,430	554,484	433,524
Loss from operations	(15,461)	(14,072)	(43,187)	(38,833)
Other expense:
Interest income	958	5,185	7,150	14,783
Interest expense	(7,062)	(5,760)	(29,823)	(16,946)
Other expense	(7)	(89)	(1,152)	(773)
Total other expense	(6,111)	(664)	(23,825)	(2,936)
Loss before income tax expense	(21,572)	(14,736)	(67,012)	(41,769)
Income tax expense	(926)	(251)	(2,603)	(1,675)
Net loss	$(22,498)	$(14,987)	$(69,615)	$(43,444)
Net loss per share, basic and diluted	$(0.49)	$(0.35)	$(1.57)	$(1.04)
Weighted average common shares used in computing basic and diluted net loss per share:	45,627	42,531	44,346	41,749

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Activities:
Net loss	$(22,498)	$(14,987)	$(69,615)	$(43,444)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	9,384	7,213	27,067	21,248
Stock-based compensation	31,186	23,790	90,022	73,659
Loss on early extinguishment of 2022 Convertible Notes	—	—	10,493	—
Repayment of 2022 Convertible Notes attributable to the debt discount	—	—	(48,675)	—
(Benefit) provision for deferred income taxes	(314)	184	(736)	49
Amortization of debt discount and issuance costs	6,526	5,509	18,188	16,184
Accretion of bond discount	(226)	(4,068)	(3,716)	(10,889)
Unrealized currency translation	(305)	(175)	(121)	(193)
Changes in assets and liabilities
Accounts receivable	(6,311)	(5,253)	(380)	(1,346)
Prepaid expenses and other assets	(2,176)	113	(22,596)	(6,217)
Deferred commission expense	(5,514)	(12)	(11,351)	(5,551)
Right-of-use assets	9,184	5,048	22,582	14,310
Accounts payable	1,233	1,203	3,070	6,195
Accrued expenses and other liabilities	13,336	(2,333)	13,780	955
Operating lease liabilities	(9,202)	(4,626)	(21,516)	(14,788)
Deferred revenue	14,364	8,063	21,492	20,910
Net cash and cash equivalents provided by operating activities	38,667	19,669	27,988	71,082
Investing Activities:
Purchases of investments	(410,414)	(370,192)	(1,377,442)	(967,994)
Maturities of investments	303,268	347,229	1,013,270	689,614
Sale of investments	—	—	10,932	—
Purchases of property and equipment	(7,856)	(9,141)	(27,753)	(21,197)
Capitalization of software development costs	(5,481)	(3,811)	(15,644)	(9,139)
Purchases of strategic investments	(1,000)	(201)	(2,000)	(553)
Net cash and cash equivalents used in investing activities	(121,483)	(36,116)	(398,637)	(309,269)
Financing Activities:
Proceeds from issuance of 2025 Convertible Notes, net of issuance costs paid of $9.9 million	(491)	—	450,123	—
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	—	—	362,492	—
Payments for settlement of Warrants related to the 2022 Convertible Notes	—	—	(327,543)	—
Repayment of 2022 Convertible Notes attributable to the principal	—	—	(234,366)	—
Payments for Capped Call Options related to the 2025 Convertible Notes	—	—	(50,600)	—
Proceeds from common stock offering, net of offering costs paid of $365	—	—	—	342,628
Employee taxes paid related to the net share settlement of stock-based awards	(2,437)	(2,032)	(4,637)	(4,767)
Proceeds related to the issuance of common stock under stock plans	7,048	8,188	22,256	18,926
Repayments of finance lease obligations	—	(44)	(28)	(249)
Net cash and cash equivalents provided by financing activities	4,120	6,112	217,697	356,538
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,505	(1,973)	2,361	(2,171)
Net increase in cash, cash equivalents and restricted cash	(76,191)	(12,308)	(150,591)	116,180
Cash, cash equivalents and restricted cash, beginning of period	204,115	245,602	278,515	117,114
Cash, cash equivalents and restricted cash, end of period	$127,924	$233,294	$127,924	$233,294

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP operating loss	$(15,461)	$(14,072)	$(43,187)	$(38,833)
Stock-based compensation	31,186	23,791	90,022	73,659
Amortization of acquired intangible assets	462	762	2,260	2,362
Acquisition related expenses	340	30	1,191	95
Non-GAAP operating income	16,527	$10,511	$50,286	$37,283

GAAP operating margin	(6.8%)	(8.1%)	(6.8%)	(7.9%)
Non-GAAP operating margin	7.2%	6.1%	8.0%	7.6%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net loss	$(22,498)	$(14,987)	$(69,615)	$(43,444)
Stock-based compensation	31,186	23,791	90,022	73,659
Amortization of acquired intangibles assets	462	762	2,260	2,362
Acquisition related expenses	340	30	1,191	95
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,526	5,509	18,188	16,184
Loss on early extinguishment of 2022 Convertible Notes	—	—	10,493	—
Impairment of strategic investment	—	—	250	—
Income tax effects of non-GAAP items	(2,462)	(2,820)	(8,475)	(8,431)
Non-GAAP net income	$13,554	$12,285	$44,314	$40,425

Non-GAAP net income per share:
Basic	$0.30	$0.29	$1.00	$0.97
Diluted	$0.28	$0.26	$0.92	$0.87
Shares used in non-GAAP per share calculations
Basic	45,627	42,531	44,346	41,749
Diluted	48,961	47,869	48,348	46,622

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Exhibit 99.1

Reconciliation of non-GAAP expense and expense as a percentage of revenue
(in thousands, except percentages)
	Three Months Ended September 30,
	2020					2019
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$33,181	$9,422	$54,456	$119,299	$27,488	$25,671	$7,592	$39,847	$91,283	$23,300
Stock -based compensation	(1,140)	(652)	(10,244)	(13,300)	(5,850)	(854)	(614)	(8,019)	(8,947)	(5,357)
Amortization of acquired intangible assets	(442)	—	—	(20)	—	(762)	—	—	—	—
Acquisition related expenses	—	—	(340)	—	—	—	—	(30)	—	—
Non-GAAP expense	$31,599	$8,770	$43,872	$105,979	$21,638	$24,055	$6,978	$31,798	$82,336	$17,943

GAAP expense as a percentage of revenue	14.5%	4.1%	23.8%	52.2%	12.0%	14.8%	4.4%	23.0%	52.6%	13.4%
Non-GAAP expense as a percentage of revenue	13.8%	3.8%	19.2%	46.4%	9.5%	13.9%	4.0%	18.3%	47.4%	10.3%

	Nine Months Ended September 30,
	2020					2019
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$93,316	$26,348	$150,026	$324,230	$80,228	$70,550	$23,433	$115,480	$250,267	$67,777
Stock -based compensation	(3,114)	(1,885)	(29,063)	(36,984)	(18,976)	(2,291)	(2,298)	(25,663)	(27,275)	(16,132)
Amortization of acquired intangible assets	(2,201)	—	—	(59)	—	(2,362)	—	—	—	—
Acquisition related expenses	—	—	(1,001)	—	(190)	—	—	(95)	—	—
Non-GAAP expense	$88,001	$24,463	$119,962	$287,187	$61,062	$65,897	$21,135	$89,722	$222,992	$51,645

GAAP expense as a percentage of revenue	14.8%	4.2%	23.8%	51.4%	12.7%	14.4%	4.8%	23.6%	51.2%	13.9%
Non-GAAP expense as a percentage of revenue	13.9%	3.9%	19.0%	45.5%	9.7%	13.5%	4.3%	18.4%	45.6%	10.6%

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Exhibit 99.1

Reconciliation of non-GAAP subscription margin
(in thousands, except percentages)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP subscription margin	$187,877	$141,407	$515,386	$396,630
Stock -based compensation	1,140	854	3,114	2,291
Amortization of acquired intangible assets	442	762	2,201	2,362
Non-GAAP subscription margin	$189,459	$143,023	$520,701	$401,283

GAAP subscription margin percentage	85.0%	84.6%	84.7%	84.9%
Non-GAAP subscription margin percentage	85.7%	85.6%	85.5%	85.9%

Reconciliation of operating cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$38,667	$19,669	$27,988	$71,082
Repayment of 2022 Convertible Notes attributable to the debt discount	—	—	48,675	—
Operating cash flow, excluding repayment of convertible debt	$38,667	$19,669	$76,663	$71,082

Reconciliation of free cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$38,667	$19,669	$27,988	$71,082
Purchases of property and equipment	(7,856)	(9,141)	(27,753)	(21,197)
Capitalization of software development costs	(5,481)	(3,811)	(15,644)	(9,139)
Repayment of 2022 Convertible Notes attributable to the debt discount	—	—	48,675	—
Free cash flow	$25,330	$6,717	$33,266	$40,746

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended December 31, 2020	Year Ended December 31, 2020
GAAP operating income range	($19,075)-($17,075)	($60,435)-($58,435)
Stock-based compensation	31,590	120,200
Amortization of acquired intangible assets	155	2,415
Acquisition related expenses	330	1,320
Non-GAAP operating income range	$13,000 -$15,000	$63,500-$65,500

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
GAAP net loss range	($26,856)-($25,606)	($94,838)-($93,588)
Stock-based compensation	31,590	120,200
Amortization of acquired intangible assets	155	2,415
Acquisition related expenses	330	1,320
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,685	24,874
Loss on early extinguishment of 2022 Convertible Notes	—	10,493
Impairment of strategic investment	—	250
Income tax effects of non-GAAP items	(1,304)-(1,554)	(9,814)-(10,064)
Non-GAAP net income range	$10,600-$11,600	$54,900-$55,900

GAAP net income per basic and diluted share	($0.58)-($0.56)	($2.12)-($2.09)
Non-GAAP net income per diluted share	$0.21-$0.23	$1.13-$1.15

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	45,957	44,750

Weighted average common shares used in computing non-GAAP diluted net loss per share:	49,621	48,666

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, impairment of strategic investment, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition,

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management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, impairment of strategic investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%.  In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The imputed interest rates of the convertible senior notes were approximately 6.87% and 5.71%, respectively. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

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In June 2020, the Company used a portion of the proceeds from the issuance of the convertible notes due in 2025 to repay approximately $272.1 million of its convertible notes that were due in 2022.  In connection with the repayment of these notes, the Company recorded a $10.5 million loss on early extinguishment of debt, which represents the difference between the fair value and carrying value of the debt extinguished. The amount of this charge may be inconsistent in size and varies depending on the timing of the repurchase of debt. In connection with the debt extinguishment, approximately $48.7 million of the repayment of convertible notes that is attributable to debt discount was classified as operating cash flow. These activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these expenses and payments provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.

Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.

The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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